POWER OF ATTORNEY
For good and valuable consideration,
the sufficiency and receipt of which
are hereby acknowledged, the undersigned hereby constitutes and appoints each of Khalaf M. Khalaf, Lori Strangberg,
James M. Bedore and Eric P. Hagemeier,
and any of their substitutes, signing
singly, the undersigned's true and
lawful attorney-in-fact to:

(1)	execute for and on behalf
of the undersigned (in accordance with
Section 16(a) of the Securities
Exchange Act of 1934, as amended, and
the rules thereunder (the "Exchange Act")),
any and all Forms 3, 4 and/or 5, and
any amendments thereto, that are necessary
or advisable to report the undersigned's
transactions in and holdings of the
equity securities of Johnson Outdoors Inc.,
a Wisconsin corporation (the "Company"),
for purposes of compliance with section
16(a) of the Exchange Act, (collectively,
"Documents");
(2)	do and perform any and all acts
for and on behalf of the undersigned
that may be necessary or desirable to
complete and execute any such Documents
and timely file such Documents with
the United States Securities and
Exchange Commission and any stock
exchange or similar authority; and
(3)	take any other action of
any type whatsoever in connection with
the foregoing which, in the opinion of
such attorney-in-fact, may be of
benefit to, in the best interest of,
or legally required by, the undersigned,
it being understood that the documents
executed by such attorney-in-fact on
behalf of the undersigned pursuant to
this Power of Attorney shall be in such
form and shall contain such terms and
conditions as such attorney-in-fact may
approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each
such attorney in fact full power and
authority to do and perform any and
every act and thing whatsoever requisite,
necessary or proper to be done in the
exercise of any of the rights and powers
herein granted, as fully to all intents
and purposes as the undersigned might
or could do if personally present, with
full power of substitution or revocation,
hereby ratifying and confirming all that
each such attorney in fact (or such
attorney in fact's substitute or substitutes)
shall lawfully do or cause to be done by
virtue of this power of attorney and the
rights and powers herein granted. The
undersigned acknowledges that each
attorney in fact, in serving in such
capacity at the request of the undersigned,
is not assuming, nor is such attorney in
fact's substitute or substitutes or the
Company assuming, any of the undersigned's
responsibilities to comply with the
Exchange Act. The undersigned agrees to
defend and hold harmless each attorney-in-fact
(and such attorney in fact's substitute
or substitutes) from and against any
and all loss, damage or liability that
such attorney-in-fact may sustain as
a result of any action taken in good
faith hereunder.
This Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to
file Documents with respect to the
undersigned's holdings of and transactions
in securities issued by the Company,
unless replaced by a subsequent
executed power of attorney covering
the matters contemplated hereby or
earlier revoked by the undersigned
in a signed writing delivered to
each of the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to
be executed as of this 20th day
of November, 2018.
/s/ William D. Perez
William D. Perez